UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2021

Hydrofarm Holdings Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39773	81-4895761
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2249 South McDowell Boulevard Ext. Petaluma, California 94954
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (707) 765-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HYFM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

Commencing on August 3, 2018, Hydrofarm Holdings Group, Inc., (the “Company”) entered into securities purchase agreements with certain investors (the “Investors”), which provided for the sale by the Company of 4,929,725 units (each, a “Unit” and collectively, the “Units”), consisting of one share of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and one warrant to purchase one-half of one share of Common Stock (each, an “Investor Warrant” and collectively, the “Investor Warrants”), at a purchase price of $8.43 per Unit (the “Private Placement Offering”). The Investor Warrants have an exercise price of $16.86 per share of Common Stock, became exercisable on December 14, 2020, upon the consummation of the Company’s initial public offering (the “IPO”), and expire on December 14, 2023. In connection with the Private Placement Offering, Hydrofarm Investment Corp., the Company’s predecessor, issued 1,807,838 Units to existing stockholders at a purchase price of $8.43 per Unit (the “Concurrent Offering” and, together with the Offering, the “Offerings”). Following the Offerings and a 1-for-3.3712 reverse stock split which was effected on November 24, 2020 (the “Reverse Stock Split”), the Company has outstanding Investor Warrants to purchase an aggregate of 3,369,124 shares of Common Stock at an exercise price of $16.86 per share of Common Stock. As of the date of this Current Report on Form 8-K, no Investor Warrants have been exercised. While the Investor Warrants are currently exercisable, the Company believes that there are not likely to be exercises of such Investor Warrants until the shares of Common Stock underlying such Investor Warrants are freely transferable. Any such shares of Common Stock are subject to market standoff provisions expiring in June 2021. In addition, there is no resale registration statement in effect to permit the sale of such underlying shares of Common Stock.

In connection with the Private Placement Offering, the Company entered into a placement agency agreement (the “Agreement”) with A.G.P./Alliance Global Partners to act as lead placement agent and Aegis Capital Corp., which does business from time to time under the name SternAegis Ventures, to act as co-placement agent (collectively, the “Placement Agents” and, together with the Investors, the “Warrant Holders”), as further described in the registration statement on Form S-1 declared effective by the Securities and Exchange Commission on December 9, 2020. In connection with the Private Placement Offering, the Placement Agents received warrants to purchase (i) an aggregate of 344,716 shares of Common Stock at an exercise price equal to $8.43 and (ii) an aggregate of 172,351 shares of Common Stock at an exercise price equal to $16.86 (collectively, the “Placement Agent Warrants” and, together with the Investor Warrants, the “Warrants”). The Placement Agent Warrants became exercisable on December 14, 2020, upon the consummation of the IPO, and expire on December 14, 2023. Between February 5, 2021 and March 17, 2021, holders of the Placement Agent Warrants exercised such Placement Agent Warrants on a “cashless” basis into 312,175 shares of Common Stock.

The information in this Current Report on Form 8-K gives effect to the Reverse Stock Split.

The Warrants were offered and sold to the Warrant Holders, in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), as transactions not involving a public offering, pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Warrant Holders represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the Warrants issued in the transactions. The offer and sale of the securities were made without any general solicitation or advertising.

 This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hydrofarm Holdings Group, Inc.

Date: March 23, 2021	By:	/s/ William Toler
		Name:	William Toler
		Title:	Chief Executive Officer